SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 1, 2008

Date of Report (Date of Earliest Event Reported)
Cronos Global Income Fund XIV, L.P.
(Exact name of registrant as specified in its charter)
California

(State or Other Jurisdiction of Incorporation)

0-23158	94-3163375

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 677-8990
(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The Registrant, Cronos Global Income Fund XIV, L.P., a California limited partnership (the “Fund”), was organized on July 30, 1992 to engage in the business of owning and leasing marine cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.
     One of the principal investment objectives of the Fund was to lease its containers for ten to fifteen years, and then to dispose of them and liquidate. The Fund has been in operation for fifteen years. Through occasional sales, retirements and casualty losses, the Fund had sold or disposed of 69% of its container fleet (measured on a TEU-basis) as of March 31, 2008. With the reduction in the size of the Fund’s container fleet, the administrative expenses incurred by the Fund, as a percent of its gross revenues, have increased. For this reason, and consistent with the Fund’s investment objectives, CCC, as the general partner, concluded that it would be in the best interest of the Fund and its limited partners to sell its remaining containers in bulk.
     CCC distributed a request for proposal (“RFP”) on May 12, 2008 to third parties seeking their interest in purchasing the Fund’s remaining containers. As of March 31, 2008 (the date of the data in the RFP), the Fund owned 3,004 twenty-foot, 968 forty-foot, and 131 forty-foot high cube marine dry cargo containers as well as 63 twenty-foot and 2 forty-foot refrigerated cargo containers.
     The RFP included extensive information on the operating performance of the Fund’s containers, information about the leases to which the containers are subject, information on the prior sales of the Fund’s containers, and copies of the Fund’s first quarter 2008 10-Q.
     No conditions were imposed by CCC on prospective bidders with respect to the contents of their bids, with the exception of the following: bids had to be received by CCC by May 27, 2008, and the bidders had to identify the source of capital the bidder would rely upon to fund the purchase, the number of days required for due diligence (not to exceed 15), the number of days following the completion of due diligence (not to exceed 15) that the bidder would consider reasonable for closing, the amount of deposit the bidder would agree to make (not to be less than $10,000), any conditions, other than the completion of due diligence, which applied to the bid, and the identity of bidder’s counsel.
     CCC indicated in the RFP that the target for consummating a sale of the Fund’s remaining containers was July 1, 2008. CCC retained the discretion to vary the bidding procedures and to conduct the process leading to any sale of the Fund’s containers as it determined, in its sole discretion as general partner of the Fund, to be appropriate.

     CCC distributed the RFP to 15 parties, including competitors of CCC in the container leasing business. Four parties submitted proposals to purchase the Fund’s remaining containers. CCC selected the highest bidder, Seateq Containers International, a Singapore partnership (“Seateq”), to conduct final due diligence. After conducting due diligence, Seateq lowered its bid to $4,730,000 (the “Seateq Bid”), subject to further adjustment for containers not readily saleable or disposed of prior to the date of closing. The Seateq Bid was still the highest bid for the Fund’s remaining container fleet. CCC accepted the bid on June 24, 2008. As of May 31, 2008, the net book value of the Fund’s remaining containers was $1,646,110.
     On July 1, 2008, the Fund completed the sale of 3,801 of its remaining containers to Seateq. The final cash purchase amount was $4,264,728. All but 182 containers owned by the Fund were sold to Seateq, the retained containers consisting of those subject to a bargain purchase option by the lessee or not readily saleable by reason of the location of the containers or the credit status of the lessee(s) of the containers.
     The purchase agreement is included with this report as an exhibit. The agreement contains an indemnification covenant. To allow the Fund to liquidate and dissolve, the Fund’s indemnification covenant did not survive the closing of the sale, July 1, 2008. The only recourse for indemnification Seateq has under the purchase agreement is against CCC, until the first anniversary of the closing date, or until July 1, 2009.
     Seateq requested that an affiliate of CCC manage the containers purchased by Seateq from the Fund. Upon the closing of the sale of the Fund’s containers to Seateq, CCC’s affiliate and Seateq entered into a management agreement for the containers bought by Seateq from the Fund. The terms of the management agreement between CCC’s affiliate and Seateq were negotiated at arm’s length with Seateq. CCC’s (or its affiliate’s) management of the Fund’s containers was not imposed as a condition by CCC to the proposed sale of the Fund’s containers to Seateq (or any other party). Because Seateq is in the business of selling used marine cargo containers, under the management agreement the responsibility for selling off-hire containers is generally allocated to Seateq. Otherwise, except for this provision, CCC believes that the terms of the management agreement between its affiliate and Seateq are customary in the container leasing industry.
     With the completion of this sale of containers, the Fund has now resolved to wind up and dissolve. CCC will proceed with the orderly liquidation of the Fund, the payment of its remaining liabilities, and the distribution of the net proceeds of the Fund’s liquidation to the partners of the Fund. CCC anticipates that the Fund will make one liquidating distribution to the limited partners of the Fund, representing the net proceeds from the sale of its containers and the Fund’s other remaining assets (after payment or reservation for payment of the Fund’s liabilities), to be paid on or about August 14, 2008 to limited partners of record on August 1, 2008. CCC is not prepared at this time to estimate the amount of the final distribution, pending disposal of the Fund’s remaining containers and completion of an accounting review of the Fund’s remaining liabilities to be discharged prior to the Fund’s termination. CCC anticipates that the Fund will complete its liquidation by August 31, 2008 and de-register the Fund’s outstanding Units under the Securities Exchange Act of 1934, as amended (“Exchange Act”), thereby terminating the Fund’s obligation to file periodic reports under the Exchange Act with the Securities and Exchange Commission.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     See the discussion of the sale of the Fund’s remaining containers under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits
     c) Exhibits

Exhibit 2.1	Container Purchase Agreement, dated as of July 1, 2008, by and among Cronos Capital Corp., Cronos Global Income Fund XIV, L.P., and Seateq Containers International.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GLOBAL INCOME FUND XIV, L.P.,
By	Cronos Capital Corp.,
The General Partner

By	/s/ John Kallas
John Kallas
Vice President and Secretary

Date: July 3, 2008

EXHIBIT INDEX

Exhibit 2.1	Container Purchase Agreement, dated as of July 1, 2008, by and among Cronos Capital Corp., Cronos Global Income Fund XIV, L.P., and Seateq Containers International.